SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                                  ON FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: September 15, 1999
                        (Date of earliest event reported)


                             OPEN PLAN SYSTEMS, INC.
        (Exact name of small business issuer as specified in its charter)


      Virginia                      0-20743               54-1515256
(State or other jurisdiction of   (Commission  (IRS Employer Identification No.)
 incorporation or organization)    File Number)

                              4299 Carolina Avenue,
                      Building C, Richmond, Virginia 23222
               (Address of principal executive office) (Zip Code)

                                 (804) 228-5600
                           (Issuer's telephone number)

Item 5. Other Events

     On September 15, 1999, Open Plan Systems, Inc. (the "Company") issued a press release which is attached as Exhibit 99.1 and incorporated herein by reference. In such press release, the Company announced that the Company and certain investors had agreed to purchase for cash the 993,542 shares of the Company's common stock held by the its founder, Stan A. Fischer, at a price of $2.50 per share. Mr. Fischer's holdings represented beneficial ownership of approximately 21.26% of the Company's common stock.

     Approximately 270,000 of Mr. Fischer's shares were redeemed by the Company. The remaining such shares were purchased by thirteen investors, who included a number of the Company's executive officers and directors, as set forth below:


Purchasers                                             Title                            Shares Purchased

Anthony F. Markel                       Chairman and Director                                        100,000

John L. Hobey                           Chief Executive Officer and Director                          50,000

Robert F. Mizell                        Director                                                      10,000

E. W. Mugford                           Director                                                       4,000

Troy A. Peery                           Director                                                      75,000

W. Sydnor Settle                        Director                                                      50,000

William F. Crabtree                     Chief Financial Officer                                        4,000

Other private investors                                                                              431,000
                                                                                                     -------
         Total                                                                                       724,000
                                                                                                     =======

     To the Company's knowledge, the source of the cash consideration paid by such investors was personal funds.

     Affiliates of Great Lakes Capital, L.L.C. ("Great Lakes"), including Messrs. Hobey, Settle and Crabtree, acquired 160,000 shares. As a result, the beneficial ownership of the Company's common stock by the Great Lakes group increased from approximately 16.66% to approximately 20.69%. Under a certain Voting and Standstill Agreement dated June 17, 1998 between the Company, Great Lakes and Great Lakes Capital, Inc. (the "Standstill Agreement"), Great Lakes and its affiliates are generally prohibited from acquiring beneficial ownership of greater than 21% of the Company's common stock. Such agreement also provides for the Company to cooperate with Great Lakes and its affiliates in avoiding the triggering of the Virginia Control Share Acquisitions statute (the "Virginia Statute") with respect to purchases by the group of up to the 21% cap. In general, the Virginia Statute is activated when a purchase by a person causes such person's shareholdings to equal or exceed 20% of the issuer's common stock. Pursuant to the Standstill Agreement and in order to facilitate the share purchase from Mr. Fischer without triggering the Virginia Statute, the Fischer transaction was effected in two parts, which occurred concurrently. First, in accordance with a certain Stock Purchase Agreement dated August 31, 1999 (which agreement is attached as Exhibit 99.2 and incorporated herein by reference), the Company and those investors who were not affiliated with Great Lakes purchased the 993,542 shares of common stock from Mr. Fischer. Included in the Company's total were 160,000 shares in addition to the approximately 270,000 shares it was to redeem on a net basis. Secondly, pursuant to a certain Stock Redemption and Sale Agreement dated August 31, 1999 (attached as Exhibit 99.3 and incorporated herein by reference), the Company sold 160,000 shares to Messrs. Hobey, Settle and Crabtree and certain other Great Lakes affiliates in a private transaction.

     In the two purchase agreements described above, the Company agreed to effect a resale or "shelf" registration of the shares purchased with the Securities and Exchange Commission and other applicable securities regulators, for the benefit of the thirteen investors. Previously, the Company had approved such a registration of the shares held by Mr. Fischer.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  Exhibit No.                                          Description
                  99.1                      Press release issued by the Registrant on September 15, 1999. *

                  99.2                      Stock Purchase Agreement, dated August 31, 1999, by and between the
                                            Registrant, Stan A. Fischer and certain investors named therein. *

                  99.3                      Stock Redemption and Sale Agreement, dated August 31, 1999, by and between the Registrant and certain investors named therein. *

                                            * Previously filed.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        OPEN PLAN SYSTEMS, INC.


                                        BY: /s/ Neil F. Suffa
                                                Neil F. Suffa
                                                Corporate Controller

Date: September 30, 1999

                                                INDEX TO EXHIBITS


                  Exhibit No.                                          Description
                  99.1                      Press release issued by the Registrant on September 15, 1999. *

                  99.2                      Stock Purchase Agreement, dated August 31, 1999, by and between the
                                            Registrant, Stan A. Fischer and certain investors named therein. *

                  99.3                      Stock Redemption and Sale Agreement, dated August 31, 1999, by and between the Registrant and certain investors named therein. *

                                            * Previously filed.